Exhibit A


                        SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP
                                    919 Third Avenue
                              New York, New York 10022-9998
                                     (212) 758-9500





February 26, 1996



T. Rowe Price International Funds, Inc.
100 East Pratt Street
Baltimore, Maryland 21202

Dear Sirs:

T. Rowe Price International Funds, Inc., a Maryland corporation (the "Corporation"), is filing with the Securities and Exchange Commission (the "Commission") on behalf of T. Rowe Price Short-Term Global Income Fund Post-Effective Amendment No. 62 to its Registration Statement under the Securities Act of 1933 (the "Act") on Form N-1A (Securities Act File No. 02-65539) relating, among other things, to the registration under the Act of 3,941,202 additional shares of Capital Stock, par value one cent ($0.01) per share (the "additional shares"), which are to be offered and sold by the Corporation in the manner and on the terms set forth in the Prospectus current and effective under the Act at the time of sale. 3,876,470 of the additional shares are previously outstanding shares of Capital Stock, par value one cent ($0.01) per share, of the Corporation which were redeemed by the Corporation during the fiscal year ended December 31, 1995 but have not previously been used by the Corporation for a reduction pursuant to paragraph (a) of Rule 24e-2 under the Investment Company Act of 1940 (the "1940 Act") during the current fiscal year or pursuant to paragraph (c) of Rule 24f-2 under the 1940 Act in all previous filings during the current fiscal year.

We have, as counsel, participated in various corporate and other proceedings relating to the Corporation and to the proposed issuance of the additional shares. We have examined copies, either certified or otherwise proven to our satisfaction to be genuine, of its Charter and By-Laws, as currently in effect, and a certificate of recent date issued by the Department of Assessments and Taxation of the State of Maryland, certifying the existence and good standing of the Corporation. We have also reviewed the Post-Effective
 Amendment No. 62 on Form N-1A being filed by the Corporation, and are generally familiar with the corporate affairs of the Corporation.

Based upon the foregoing, it is our opinion that:

1. The Corporation has been duly organized and is legally existing under the laws of the State of Maryland.

2. The Corporation is authorized to issue two billion (2,000,000,000) shares of Capital Stock, par value one cent ($0.01) per share. Under Maryland law, (a) the number of authorized shares may be increased or decreased by action of the Board of Directors and (b) shares which were issued and which have subsequently been redeemed by the Corporation are, by virtue of such redemption, restored to the status of authorized and unissued shares.

3. Subject to the effectiveness under the Act of the above-mentioned Post-Effective Amendment No. 62 upon issuance of the additional shares within the limits prescribed by the Charter of the Corporation for a consideration of not less than the par value thereof, and not less than the net asset value thereof, the additional shares will be legally issued and outstanding and fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as part of the above-mentioned Post-Effective Amendment to the Registration Statement, the reference to our firm as counsel in the prospectus of the Corporation, and to the filing of this opinion as part of an application for registration of the Corporation, its Capital Stock, or both, under the securities law of any state. In giving this consent we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Act.

We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the State of Maryland, and to the extent that any opinion herein involves the law of Maryland, such opinion should be understood to be based solely upon our review of the documents referred to above, the published statutes of the State of Maryland and, where applicable, published cases, rules or regulations of regulatory bodies of that State.


                 Very truly yours,

                 /s/ Shereff, Friedman, Hoffman & Goodman, LLP

                 Shereff, Friedman, Hoffman & Goodman, LLP


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